Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Aetna Inc:
We consent to the incorporation by reference in the registration statement (No. 333‑221818) on Form S-3, and the registration statements (Nos. 333-52120, 52122, 52124, 73052, 87722, 87726, 124619, 124620, 136176, 136177, 168497, 168498, 176009, 176011, 188792, 188814, 190272, 197707, 212841 and 219668 on Form S-8 of Aetna Inc. of our report dated February 23, 2018 with respect to the consolidated balance sheets of Aetna Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and the accompanying financial statement schedule I, and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 Annual Report on Form 10‑K of Aetna Inc.

/s/ KPMG LLP
Hartford, Connecticut
February 23, 2018